                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            ROPER INDUSTRIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                                     LOGO

                            ROPER INDUSTRIES, INC.
                              160 BEN BURTON ROAD
                             BOGART, GEORGIA 30622
                                 706-369-7170

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The 1998 Annual Meeting of Shareholders of Roper Industries, Inc. ("Annual Meeting") will be held at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 on Friday, February 20, 1998, at 12 noon local time, for the following purposes.

  1. To elect four (4) Directors;

  2. To vote on the proposed amendment of the 1991 Stock Option Plan to limit to 100,000 the number of shares of the Company's Common Stock for which options may be granted to any single employee during any fiscal year.

  3. To transact any other business properly brought before the meeting.

  Only shareholders of record at the close of business on December 31, 1997 will be entitled to vote at the Annual Meeting or any adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their Common Stock since that date.

SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                          By Order of the Board of Directors

                                          Shanler D. Cronk
                                          Secretary

Bogart, Georgia
January 16, 1998

                            ROPER INDUSTRIES, INC.
                              160 BEN BURTON ROAD
                             BOGART, GEORGIA 30622
                                 706-369-7170

                              ------------------

                                PROXY STATEMENT

                              ------------------

                                    GENERAL

  THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ROPER INDUSTRIES, INC. (THE "COMPANY"). The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may devote part of their time, without additional compensation, to solicitation by fax, telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in that connection. Proxies may be revoked at any time prior to voting.

  The mailing address of the principal executive offices of the Company is Roper Industries, Inc., 160 Ben Burton Road, Bogart, Georgia 30622. This Proxy Statement and the enclosed Proxy together with the 1997 Annual Report was mailed to shareholders on or about January 16, 1998. ON WRITTEN REQUEST MAILED TO THE ATTENTION OF THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE ADDRESS SET FORTH ABOVE, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS 1997 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               VOTING SECURITIES

  As of December 31, 1997, the record date for determining shareholders entitled to vote at the Annual Meeting (the "Record Date"), the Company had outstanding 30,992,634 shares of Common Stock, all of which shares are entitled to vote. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that each outstanding share of Common Stock will entitle the holder thereof to five votes, except that holders of outstanding shares of Common Stock with respect to which there has been a change in beneficial ownership during the four years immediately preceding the Record Date will be entitled to one vote per share. Accordingly, shares owned on or before December 31, 1993, and as to which there has been no change in beneficial ownership since that date, are entitled to five votes per share. Stock dividend shares received pursuant to the Company's August 1997 2-for-1 stock split shall be entitled to the same number of votes as the originally issued shares with respect to which they were distributed. The actual voting power of each holder of Common Stock will be based on stock ownership on the Record Date, as demonstrated by shareholder records at the time of the Annual Meeting. FOR VOTING PURPOSES, PROXIES REQUIRING CONFIRMATION OF THE DATE OF BENEFICIAL OWNERSHIP RECEIVED BY THE BOARD OF DIRECTORS WITH SUCH CONFIRMATION NOT COMPLETED SO AS TO SHOW WHICH SHARES BENEFICIALLY OWNED BY THE SHAREHOLDER ARE ENTITLED TO FIVE VOTES FOR EACH SHARE WILL BE VOTED WITH ONE VOTE FOR EACH SHARE. See "Voting by Proxy and Confirmation of Beneficial Ownership" on page 16.

  Shareholders are urged to sign the enclosed Proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees for Directors named herein and FOR the proposed amendment of the 1991 Stock Option Plan. With regard to the election of Directors, votes may be cast in favor of all nominees or withheld from all nominees or any particular nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified with respect to the proposal to approve the proposed amendment of the 1991 Stock Option Plan, and will be counted as present for purposes of determining the existence of a quorum for the conduct of the Annual Meeting. Approval of the proposed amendment of the 1991 Stock Option Plan requires approval by a majority of the votes of those shares present and entitled to vote at the Annual Meeting. Thus, abstentions will have the effect of negative votes on this proposal.

  Under the rules of the New York Stock Exchange, brokers who hold shares in a street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Thus, brokers that do not receive instructions are entitled to vote upon the election of Directors and the proposed amendment of the 1991 Stock Option Plan and broker non-votes are not anticipated.

SECURITY OWNERSHIP

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1997 with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each Director and each nominee for Director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table set out on page 11 and
(iv) Directors and executive officers of the Company as a group. Except as otherwise indicated, each of the following shareholders has sole voting and investment power with respect to shares beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

                                                   BENEFICIAL OWNERSHIP
NAME OF BENEFICIAL OWNER *                           OF COMMON STOCK    PERCENT
--------------------------                         -------------------- -------
Beck Mack & Oliver (1)............................      1,993,827         6.4
Ingalls & Snyder (2)..............................      1,730,012         5.6
Inverness Counsel, Inc. (3).......................      1,780,796         5.7
W. Lawrence Banks (4) (5).........................         21,600          **
Luitpold von Braun (4)............................         66,600          **
Donald G. Calder (4) (6)..........................        568,168         1.8
John F. Fort III (4)..............................         25,000          **
E. Douglas Kenna (4) (7)..........................        770,822         2.5
Derrick N. Key (4)................................        989,469         3.2
George L. Ohrstrom, Jr. (4) (8)...................        750,200         2.4
Wilbur J. Prezzano................................              0          **
Georg Graf Schall-Riaucour (4) (9)................        409,600         1.3
Eriberto R. Scocimara (4).........................        148,452          **
Christopher Wright (4) (10).......................         21,600          **
A. Donald O'Steen (11)............................        103,772          **
Martin S. Headley(11).............................          5,878          **
Larry K. Christensen (11).........................         72,955          **
Nigel W. Crocker(11)..............................         41,025          **
All directors and executive officers as a group
 (17 persons).....................................      4,285,689        13.8

--------
* Each share beneficially owned continuously since December 31, 1993 is entitled to five votes per share. Therefore, the voting power of the persons listed below may exceed the number of shares shown as beneficially owned. See "Other Information Voting by Proxy and Confirmation of Beneficial Ownership" below.
** Less than 1%.
(1) The partnership's business address is 330 Madison Avenue, 31st Floor, New York, New York 10017-5001; has no voting power with respect to a substantial number of such shares.
(2) The partnership's business address is 61 Broadway, New York, New York 10006; has no voting power with respect to 1,474,202 shares.

(3) The company's business address is 545 Madison Avenue, 9th Floor, New York, New York 10022.
(4) Includes 21,600 shares (each of Messrs. Banks, Scocimara and Wright), 800 shares (Mr. von Braun), 28,000 shares (Mr. Calder), 4,800 shares (Mr.
    Fort), 3,200 shares (Mr. Kenna), 184,000 shares (Mr. Key), 20,000 shares (Mr. Ohrstrom) and 1,600 shares (Mr. Graf Schall-Riaucour) subject to options exercisable within 60 days of December 31, 1997.
(5) Does not include 360,760 shares owned by several investment funds which are managed by subsidiaries of Robert Fleming Holdings, Ltd. of which Mr. Banks is a director. Mr. Banks disclaims beneficial ownership of such shares.
(6) Includes (i) 340,000 shares owned by a family foundation of which Mr. Calder is president and a director, (ii) 359,604 shares owned by Mr. Calder's spouse and (iii) 23,620 shares held by Mr. Calder's spouse as custodian for their children. Mr. Calder disclaims any pecuniary interest in any shares owned outright or held as custodian by his spouse.
(7) Includes 150,000 shares held in trust for the benefit of Mr. Kenna's grandchild, of which Mr. Kenna is trustee.
(8) Includes 110,680 shares owned by two family trusts of which Mr. Ohrstrom is one of three trustees who share voting and investment power. Does not include (i) 105,780 shares owned by the Ohrstrom Foundation, Inc., a not-for-profit corporation of which Mr. Ohrstrom is a director and executive officer or (ii) 10,084 shares owned by the National Sporting Library of which Mr. Ohrstrom is a trustee, as to all of which shares Mr. Ohrstrom disclaims beneficial ownership.
(9) Includes 400,000 shares owned by Wittelsbacher Ausgleichsfonds of which Mr. Schall-Riaucour is general Director, and as such, is authorized to vote and dispose of such shares.
(10) Does not include 25,520 shares which Kleinwort Benson Limited ("KBL") beneficially owns or holds the power to vote and dispose or 80,000 shares beneficially owned by an investment trust managed by a KBL affiliate. Mr. Wright, a director of KBL, disclaims beneficial ownership of such shares.
(11) Includes 80,800 shares (Mr. O'Steen), 60,500 shares (Mr. Christensen), 38,000 shares (Mr. Crocker), and 4,000 shares (Mr. Headley) subject to options exercisable within 60 days of December 31, 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended October 31, 1997, all Company executive officers and directors complied with applicable Section 16(a) filing requirements, except that Mr. Key did not timely file his year-end report on Form 5 of transfers of shares of Common Stock to certain family trusts and of interests in family limited partnerships for estate planning purposes, Mr. Ohrstrom did not timely file his year-end report on Form 5 of a grant of options for 4,000 shares of Common Stock and Messrs. Graf Schall-Riaucour and von Braun did not timely file their current reports on Form 4 for the months of April 1997 and September 1997, respectively.

                   BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

PROPOSAL 1: ELECTION OF FOUR (4) DIRECTORS

  The Certificate of Incorporation provides that the Board of Directors shall consist of such number of members as may be fixed, from time to time, by the Board of Directors, but not less than the minimum number required under Delaware law. The Board of Directors has fixed the number of Directors at eleven (11). The Certificate of Incorporation also provides that the Board of Directors shall be divided into three classes of Directors, with the term of one class expiring at each annual shareholders meeting and each class serving three-year terms. Although the Company has a mandatory retirement age for Directors of 70, Mr. Kenna and Mr. Ohrstrom each have agreed, at the request of the Board, to serve as Directors until the conclusion of the Company's 1998 fiscal year on October 31, 1998. Effective September 25, 1997, the Board appointed Wilbur J. Prezzano as Director to fill a vacancy created by retirement of a prior Director.

  The terms of office of Directors Banks, von Braun, Fort and Prezzano expire at the Annual Meeting, and such persons are proposed as nominees for Director for terms expiring at the 2001 Annual Meeting of Shareholders. Proxies received which contain no instructions to the contrary will be voted FOR the nominees listed below. In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors.

NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING    POSITIONS AND OFFICES
WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING  WITH THE COMPANY       AGE
--------------------------------------------------  ---------------------- ---
W. Lawrence Banks (1)                               Director               59
Luitpold von Braun (2)                              Director               65
John F. Fort III (1)                                Director               56
Wilbur J. Prezzano                                  Director               56
DIRECTORS WHOSE TERMS EXPIRE
AT THE 1999 ANNUAL MEETING
----------------------------
Donald G. Calder (3)                                Director               60
Derrick N. Key (3)                                  Chairman of the Board, 50
                                                     President and CEO
Christopher Wright (1)                              Director               40
DIRECTORS WHOSE TERMS EXPIRE
AT THE 2000 ANNUAL MEETING
----------------------------
E. Douglas Kenna (3)                                Director               73
George L. Ohrstrom, Jr. (3)                         Director               70
Georg Graf Schall-Riaucour(2)                       Director               57
Eriberto R. Scocimara (2)                           Director               62

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Executive Committee.

  W. Lawrence Banks has been a Director of the Company since December 1991 and was a director of Ropex corporation ("Ropex"), a holding company which was the parent of the Company until its merger into the Company in February 1992, from December 1982 until the merger. Mr. Banks has been a director of Robert Fleming & Co., Limited, an English merchant banking firm, for more than five years and is a deputy chairman thereof, and he is chairman of Robert Fleming Inc., its U.S. investment banking subsidiary. Mr. Banks is also a director of Harrow Industries, Inc.

  Luitpold von Braun has been a Director of the Company since December 1991, was a director of Ropex from December 1982 until its merger into the Company, and is presently a director of several privately owned companies. For more than five years, he was the general manager of Wittelsbacher Ausgleichsfonds in Munich, Germany, from which he retired in May 1994.

  John F. Fort III has been a Director of the Company since December 1995. He is a director and was formerly chairman (through January 1993) and chief executive officer (through July 1992) of Tyco International Ltd. He is also a director of Dover Corporation.

  Wilbur J. Prezzano has been a Director of the Company since September 1997. Following completion of a 31-year career at Eastman Kodak, Inc., Mr. Prezzano retired in January 1997 as that company's board vice-chairman and as chairman and president of its Greater China Region, to which positions he had been appointed in March 1996 and September 1994, respectively. Mr. Prezzano served as a director of Eastman Kodak from May 1992 until his retirement, and throughout the period from May 1983 to September 1994 he served as group vice president of four different business divisions. Mr. Prezzano is a member of the board of directors of Canada Trust, a Canadian broad-based financial services company.

  Donald G. Calder has been a Director of the Company since December 1981, a Vice President of the Company from December 1981 until May 1996, Treasurer of the Company from December 1991 to May 1993, and a director of Ropex from 1981 until its merger into the Company. Mr. Calder is president of G. L. Ohrstrom & Co., Inc. and was a partner of its predecessor, G. L. Ohrstrom & Co., from 1970 to October 1996. He is chairman of the board of Harrow Industries, Inc., and a director of Carlisle Companies Incorporated, Central Securities Corp., Brown-Forman Corp. and several privately held companies.

  Derrick N. Key has been Chairman of the Board of the Company since November 1994, has been a Director and Chief Executive Officer of the Company since December 1991, and has been its President since February 1989. Mr. Key was Vice President of the Company from June 1982 until February 1989, and president of Roper Pump Company from November 1985 until November 1991. Mr. Key is also a director of Harrow Industries, Inc. and two privately held companies.

  Christopher Wright has been a Director of the Company since December 1991. Mr. Wright is an executive director of Kleinwort Benson Limited, an English merchant banking firm, and is an executive vice president of its affiliate, Dresdner Kleinwort Benson North America LLC. He is also general manager of The KB Mezzanine Fund, L.P., a director and officer of Merifin Capital Inc., an affiliate of a private Dutch investment firm, and he has served since 1989 on the boards of directors of Bell Sports, Inc., and several privately held companies.

  E. Douglas Kenna has been a Director of the Company since December 1981 and served as Chairman of the Board of the Company from June 1982 until October 1994. He was President of the Company from January 1986 until February 1989. He was a director of Ropex from 1981 until its merger into the Company. Mr. Kenna was chairman of the board of Carlisle Companies Incorporated, a manufacturing company, from August 1989 to November 1993, a partner of G. L. Ohrstrom & Co. from 1981 to December 1993, a director of Phillips Petroleum from April 1977 to May 1995 and a director of Fleet/Norstar Financial Group from April 1981 to January 1995. Mr. Kenna was chairman of the board of Bertram-Trojan, Inc. (renamed Martreb, Inc.), a maker of luxury yachts which filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in March 1992. The operating assets of that company were sold in the proceeding and a liquidating plan was submitted to the Court and the creditors and was confirmed.

  George L. Ohrstrom, Jr. has been a Director of the Company since December 1981, and served as a Vice President of the Company from June 1982 until May 1996. Mr. Ohrstrom is chairman and chief executive officer of G. L. Ohrstrom & Co., Inc., and was managing partner of its predecessor, G. L. Ohrstrom & Co., from 1960 to October 1996. Mr. Ohrstrom is a director of Carlisle Companies Incorporated and Harrow Industries, Inc.

  Georg Graf Schall-Riaucour has been a Director of the Company since January 1995. He has been General manager of Wittelsbacher Ausgleichsfonds since May 1994, prior to which since 1971 he was senior partner of the Munich, Germany law firm of Stever & Beiten. Mr. Graf Schall-Riaucour is a director of Harrow Industries, Inc. and several privately held U.S. companies.

  Eriberto R. Scocimara was a Director of the Company from December 1981 to December 1984 and was re-elected as a Director in December 1991, and was a director of Ropex from December 1981 until its merger into the Company. Mr. Scocimara has been president and chief executive officer of the Hungarian-American Enterprise Fund, a privately-managed investment company, since April 1994, and he has been the president of Scocimara & Company, Inc., an investment management company, since 1984. Mr. Scocimara was a partner of G.L. Ohrstrom & Co. from 1969 to 1984. Mr. Scocimara is a director of Carlisle Companies Incorporated, Harrow Industries, Inc., Quaker Fabric Corporation, Cofinec S.A., Euronet Services, Inc. and several privately held companies.

MEETINGS OF THE BOARD AND BOARD COMMITTEES; COMPENSATION OF DIRECTORS

  During fiscal 1997, the Board of Directors of the Company held four meetings. Pursuant to Board compensation policies, only those Directors who were not otherwise employees of the Company receive an annual fee of $18,000 per year for serving on the Board of Directors, and a fee of $750 for each Board meeting attended.

  The Board has standing Executive, Audit and Compensation Committees. The Executive Committee, which has the authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings, had no meetings in fiscal 1997. Each member of the Executive Committee who is not otherwise an employee of the Company receives an annual fee of $1,000 and a fee of $300 for each committee meeting attended.

  The functions of the Audit Committee consist of annually recommending to the Board of Directors the appointment of independent auditors, reviewing with such auditors the plan and results of the audit engagement and reviewing the scope and results of the Company's procedures for internal accounting controls and testing thereof. During fiscal 1997, the Audit Committee held three meetings. Each member of the Audit Committee receives an annual fee of $1,000 and a fee of $300 for each meeting attended.

  The Compensation Committee administers the Company's executive incentive compensation programs and decides upon annual salary adjustments and discretionary bonuses for the Company's "top management" (defined as the Chief Executive Officer, the President, and the Vice Presidents of the Company, and the Presidents of the Company's operating companies). The Compensation Committee had three meetings during fiscal 1997. Each member of the Compensation Committee receives an annual fee of $1,000 and a fee of $300 for each meeting attended.

  Directors who are also Company employees are eligible to participate in the Roper Industries, Inc. Employees' Retirement Savings Plan, to which the Company contributes a minimum of 3% and up to a maximum of 7 1/2% of their base salary, and the 1991 Stock Option Plan for management and other employees of the Company. Directors who are not otherwise Company employees are entitled to participate in a non-employee Directors stock option formula plan providing for an initial grant to each director of options to purchase 20,000 shares of Company Common Stock and for each year served following the year of initial appointment an additional grant of options to purchase 4,000 shares.

RELATED TRANSACTIONS

  The Company has an agreement with Mr. Kenna, a Director, and his wife, effective November 1, 1994, pursuant to which they have agreed to serve as consultants to the Company for a period of ten (10) years. The Company pays consultant fees of $50,000 per year under this agreement. The Company also has a consulting agreement with G. L. Ohrstrom & Co., Inc., pursuant to which the latter will provide consulting services for a three-year period expiring May 31, 1999, the annual fee for which is $333,000 to be paid in equal monthly installments. Messrs. Ohrstrom and Calder are directors and officers of G.L. Ohrstrom & Co., Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  During fiscal 1997, the members of the Compensation Committee were Messrs. Fort, Banks and Wright. Derrick N. Key, the Company's Chairman, President and Chief Executive Officer, served as a director of Symmetry Medical Inc. which has no compensation committee and of which Mr. Calder is chairman of the board and a vice president, Mr. Ohrstrom is a director and a vice president and Mr. Banks is a director.

EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the current executive officers of the Company. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

 NAME                          POSITION AND OFFICES WITH THE COMPANY        AGE
 ----                          -------------------------------------        ---
 Derrick N. Key*               Chairman of the Board of Directors,           50
                                 President and Chief Executive Officer
 A. Donald O'Steen             Executive Vice President                      51
 Martin S. Headley             Vice President and Chief Financial Officer    41
 Zane E. Metcalf               Vice President and Treasurer                  56
                               Vice President, General Counsel and
 Shanler D. Cronk              Secretary                                     49
 Larry K. Christensen          Group Vice President, Industrial Controls     49
                               Group Vice President, Analytical
 Nigel W. Crocker              Instrumentation                               43

--------
*See "Proposal 1: Election of Four (4) Directors" above.

  A. Donald O'Steen has served as Executive Vice President of the Company since July 1996, and as Group Vice President, Fluid Handling since November 1996. Prior thereto he was the Chief Financial Officer of the Company since May 1993, and was its Controller from 1982 to May 1993. Mr. O'Steen was president of Roper Pump Company from November 1991 to May 1993, was its executive vice president and general manager from August 1990 until November 1991 and from February 1989 until August 1990 was its vice president of operations. He served as vice president of finance and administration of Roper Pump Company from January 1986 until February 1989.

  Martin S. Headley has served as Vice President and Chief Financial Officer of the Company since July 1996. From July 1993 to June 1996, Mr. Headley served as chief financial officer of the U.S. operations of McKechnie Group, plc, a manufacturer of components and assemblies for a variety of industrial OEM's. From June 1990 to July 1993, he served as controller-International Operations for AM Multigraphics, a manufacturer and distributor of printing and reproduction equipment and supplies, prior to which he was engaged in public accounting practice with Arthur Andersen & Co., conducting audit and consulting assignments from a number of American and European locations.

  Zane E. Metcalf has served as Treasurer of the Company since June 1982, was its Chief Accounting Officer from May 1993 until October 1996, and was its Chief Financial Officer from June 1984 until May 1993. He has been a Vice President of the Company since 1984.

  Shanler D. Cronk has served as Vice President and General Counsel of the Company since September 1993, before which he served as its corporate counsel since January 1992, and was appointed its Secretary in November 1996. From June 1991 to January 1992, he served as interim chief counsel to Nevada Goldfields, Inc., prior to which he was engaged in corporate and securities law practice with the law firms of Gibson, Dunn & Crutcher, from June 1988 to October 1990, and Kutak, Rock & Campbell, of which he became a partner in 1987. Mr. Cronk is the son-in-law of Mr. Kenna.

  Larry K. Christensen has been Group Vice President, Industrial Controls since November 1996, and during this period until December 1997 he was president of Amot Controls Corporation ("Amot U.S.") and Managing Director of Amot Controls Ltd. ("Amot U.K."). Prior thereto he served as executive vice president of Compressor Controls Corporation from July 1995 to October 1996, and as president of Amot U.S. from 1991 to June 1995. Prior thereto, he held various managerial positions in sales, marketing, project management, planning and engineering at Fisher Controls, a manufacturer of industrial control products, from July 1974 until December 1990.

  Nigel W. Crocker has been Group Vice President, Analytical Instrumentation since November 1996. Prior thereto, he served both as president of Amot U.S. since September 1995, and as managing director of Amot U.K. since October 1991. Mr. Crocker served as managing director of Jiskoot Autocontrol Ltd. U.K., a control engineering company, from January 1990 until August 1991. Prior to that time, Mr. Crocker was vice president of engineering for North and South America and, subsequently, president of Jiskoot Inc. from November 1986 until December 1989.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is appointed by the Board and is comprised of three non-employee Directors of the Company. The Committee has responsibility for all compensation matters concerning the Company's executive officers.

COMPENSATION PHILOSOPHY

  The Board's executive compensation program strongly links management pay with the Company's annual and long-term performance. The program is intended to attract, motivate and retain senior corporate and operating company management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive bonus awards which are payable in cash or Common Stock upon the Company's achievement of annual financial objectives approved by the Board; and long-term incentive opportunities in the form of stock options which strengthen the mutuality of interest between management and the Company's shareholders. While the income tax implications of the compensation program to the Company and its executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

  The Company strives to provide compensation opportunities which emphasize effectively rewarding management for the achievement of critical financial performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on business unit and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior operating company executives are based on the financial performance of their respective business units, and annual incentive bonuses for senior corporate executives are based on the financial performance of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other shareholders through the ownership of Common Stock. The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Committee with respect to fiscal 1997 compensation for the Chief Executive Officer (the "CEO") and all executive officers as a group.

MANAGEMENT COMPENSATION PROGRAM

  Compensation paid to the Company's executive officers for the fiscal year 1997 (as reflected in the foregoing tables with respect to the named executive officers) consisted of the following elements: base salary and annual incentive cash bonuses under the Company's incentive bonus plans. No stock options were granted to any of the Company's executive officers in fiscal 1997.

BASE SALARY

  With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable industrial products companies. The Committee also engages the services of independent consultants from time to time to assess such comparable external salary values. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Based on the Committee's consideration of the aforementioned factors, salary increases were made effective as of January 1, 1997 for each of the named executive officers and certain other executive officers of the Company and are reflected in the compensation tables that follow.

  Annual adjustments in base salaries of the executive officers typically are made effective at the beginning of the calendar year for which they are intended to apply and therefore reflect in large part prior year's business and individual performance achievements.

ANNUAL INCENTIVE BONUS PROGRAM

  The Company's annual incentive bonus program for its executive officers (including those identified in the tables that follow) is based on the achievement of annual financial performance targets which are established over a three-year period, but which are subject to adjustment as the Committee deems appropriate. Although the program presently emphasizes cash bonus payments, bonus Common Stock awards are utilized when deemed appropriate. Subjective performance criteria are not utilized in the determination of annual incentive bonuses. The objective criteria utilized include actual-versus-target sales and actual-versus-target earnings, the latter as expressed by return on net tangible assets ("RNTA"). Target sales and target RNTA established for the purpose of determining bonus payments are based on the annual business plans and operating budgets of the Company and each of its subsidiaries. Up to 50% of a group or operating company officer's incentive bonus award is based on the sales performance vs. target of his or her operating group or company and up to 50% is based upon the RNTA performance vs. target of such group or company. The annual incentive bonuses of those corporate-level officers, whose responsibilities encompass all subsidiaries, is based on consolidated earnings per share, consolidated sales, and operating company RNTA performance targets. The Company accrues for these bonus payments currently throughout the year. Final calculation of the Company's financial performance (and the financial performance of its subsidiaries) and determination and payment of the awards is made as soon as is practicable after the completion of the Company's fiscal year which ends October 31. Individual annual incentive bonus awards to executive officers for the Company's 1997 fiscal year were determined by the Committee based on application of the aforementioned factors to the Company's financial performance for fiscal 1997 and were paid after its conclusion.

1991 STOCK OPTION PLAN

  The long-term incentive element of the Company's management compensation program is in the form of stock options grants. These discretionary stock options are granted and administered by the Committee under the 1991 Stock Option Plan which is intended to create an opportunity for employees of the Company to acquire a proprietary interest in the Company and thereby enhance their efforts in the service of the Company and its shareholders. The compensatory and administrative features of the 1991 Stock Option Plan conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

  During fiscal 1997, the Committee approved five (5) separate grants of stock options to 44 key employees (other than the Company executive officers) at exercise prices ranging from $18.625 to $24.50 per share (adjusted for the August 1997 2-for-1 stock split), which prices were the then-current fair market value of the Common Stock for which the options were granted. Twenty percent of the options under each grant will become exercisable on each succeeding anniversary of the respective grant dates through 2001 or 2002. The Committee believes that by rationing the exercisability of these stock options over a five-year period, the executive retention impact of the 1991 Stock Option Plan will be strengthened and management's motivation to enhance the value of the Company's Common Stock will be constructively influenced.

CHIEF EXECUTIVE OFFICER COMPENSATION

  During fiscal 1997, Derrick N. Key, Chief Executive Officer of the Company, was eligible to participate in the same executive compensation plans as were available to other corporate-level executive officers of the Company. Based on the performance of the Company in the prior fiscal year and the Committee's assessment of Mr. Key's ongoing personal performance in the position of Chief Executive Officer, Mr. Key received a salary increase effective as of January 1, 1997. Among the factors considered by the Committee in its consideration of Mr. Key's performance were the continued expansion of the Company's core businesses into both domestic and international markets and the continued success of the Company's acquisition strategy. Finally, the Committee desired to commence bringing Mr. Key's salary up to a level with other CEO's of comparable public companies.

  Mr. Key's annual incentive bonus award for fiscal 1997 was earned under the same plan applicable to all other corporate-level executive officers of the Company and was based solely on the fiscal 1997 financial performance of the Company and its subsidiaries. On that basis, Mr. Key received an annual incentive bonus award equal to 60.1% of his fiscal 1997 year-end base salary rate. No subjective assessment of Mr. Key's performance entered into the determination of his annual incentive bonus award.

  Mr. Key participates in the Company's 1991 Stock Option Plan, but he did not receive any stock option grants in fiscal 1997. Mr. Key is eligible to receive future option grants at the discretion of the Committee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based". The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Committee, and certification by the Committee that performance standards were satisfied. In order to preserve the Company's ability to deduct certain performance-based compensation under Section 162(m), the Committee, in structuring compensation programs for its executive officers, intends to give strong consideration to the deductibility of awards.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

  John F. Fort III, Chairman
  W. Lawrence Banks
  Christopher Wright

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the cash compensation and additional incentive compensation paid by the Company to the Chief Executive Officer and each of its four other most highly compensated executive officers for the fiscal year ended October 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                           LONG-TERM
                                                          COMPENSATION
                         FISCAL YEAR ANNUAL COMPENSATION     AWARDS     ALL OTHER
NAME AND                    ENDED    -------------------- ------------ COMPENSATION
PRINCIPAL POSITION       OCTOBER 31  SALARY ($) BONUS ($) OPTIONS (#)      ($)
------------------       ----------- ---------- --------- ------------ ------------
Derrick N. Key              1997      396,667    240,453          0       52,027(1)
 President and Chief        1996      376,667    196,574     20,000       49,529
 Executive Officer          1995      356,666    183,275     20,000       45,368
A. Donald O'Steen           1997      198,333    120,227          0       33,809(2)
 Executive Vice Presi-
  dent                      1996      185,000     98,287     20,000       31,546
                            1995      158,333     81,456     12,000       29,050
Martin S. Headley(3)        1997      162,000    100,990          0       16,333(4)
 Vice President and         1996       44,638     23,091     20,000       34,685
 Chief Financial Officer    1995          --         --         --           --
Larry K. Christensen        1997      152,250     73,114          0       19,429(5)
 Group Vice President,      1996      144,167     54,375     10,000       84,223
 Industrial Controls        1995      135,182     74,668      4,000       17,844
Nigel W. Crocker            1997      140,000    102,128          0       96,093(6)
 Group Vice President,      1996      130,000     46,800     10,000       28,975
 Analytical Instrumenta-
  tion                      1995       91,750     69,625      4,000       10,262

--------
(1) Includes qualified defined contribution plan contributions of $11,250, non-qualified defined contribution plan contributions of $33,243 and supplemental executive retirement and life insurance plan premiums of $7,534.
(2) Includes qualified defined contribution plan contributions of $11,250, non-qualified defined contribution plan contributions of $10,997 and supplemental executive retirement and life insurance plan premiums of $11,562.
(3) Mr. Headley joined the Company in July 1996.
(4) Includes qualified defined contribution plan contributions of $3,150 and non-qualified defined contribution plan contributions of $13,183.
(5) Includes qualified defined contribution plan contributions of $10,900, non-qualified defined contribution plan contributions of $3,807 and supplemental executive retirement and life insurance plan premiums of $4,722.
(6) Includes qualified defined contribution plan contributions of $11,250, non-qualified defined contribution plan contributions of $4,666 and relocation benefits of $80,177.

                       OPTION GRANTS IN LAST FISCAL YEAR

  No stock options were granted to the Company's executive officers in fiscal 1997.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                      NUMBER OF
                                                      SECURITIES            VALUE OF
                                                      UNDERLYING          UNEXERCISED
                                                     UNEXERCISED          IN-THE-MONEY
                                                      OPTIONS AT           OPTIONS AT
                                                 OCTOBER 31, 1997 (#) OCTOBER 31, 1997 ($)
                              SHARES     VALUE   -------------------- --------------------
                           ACQUIRED ON  REALIZED     EXERCISABLE/         EXERCISABLE/
                           EXERCISE (#)    $        UNEXERCISABLE        UNEXERCISABLE
                           ------------ -------- -------------------- --------------------
Derrick N. Key                 0              0    144,000/104,000    2,060,873/1,345,874
A. Donald O'Steen              0              0     63,200/44,000       974,450/502,300
Martin S. Headley              0              0      4,000/16,000        15,750/63,000
Larry K. Christensen           0              0     52,400/21,600       979,774/254,100
Nigel W. Crocker           3,600        105,129     28,000/21,600       434,375/254,100

                         SHAREHOLDER RETURN PERFORMANCE

  Set forth below is a line graph comparing the Company's annual total shareholder returns to those of the Standard & Poor's 500 Index and a Comparable Company Index (comprising Danaher Corporation, Dover Corporation, Flowserve Corporation, Gorman-Rupp Company, Idex Corporation, Robbins & Myers Inc., Thermo Instrument Systems, Inc., Tyco International Ltd., and Watts Industries, Inc.) for the five-year period ended October 31, 1997. The Comparable Company Index includes four (4) public companies included in the Company's proxy statements for its 1996 and 1997 Annual Meetings of Shareholders and five (5) new public companies. The new additions were selected to replace other public companies previously included which were acquired in 1997 and to construct an index of other companies whose characteristics are more closely comparable to the Company's. Total return values were calculated based on cumulative total return assuming the value of the investment in the Company's Common Stock and in each index was $100 and that all dividends were reinvested.

                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
             AMONG ROPER, PEER GROUP INDEX AND BROAD MARKET INDEX

                                             Peer
Measurement period                           Group       Broad Market
(Fiscal Year Covered)           Roper        Index       Index
---------------------           --------     --------    ------------
Measurement PT -
   1992                         $100         $100        $100

FYE 1993                        $390.62      $130.63     $114.95
FYE 1994                        $269.31      $139.15     $119.40
FYE 1995                        $409.81      $187.00     $150.97
FYE 1996                        $480.98      $250.33     $187.35
FYE 1997                        $613.88      $342.46     $247.52


                   OTHER MATTERS TO COME BEFORE THE MEETING

PROPOSAL 2: AMENDMENT OF THE 1991 STOCK OPTION PLAN TO LIMIT TO 100,000 THE
         NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED TO ANY SINGLE EMPLOYEE DURING ANY FISCAL YEAR.

  The Board of Directors of the Company adopted, and recommends that the shareholders of the Company approve, an amendment of the Company's 1991 Stock Option Plan to provide that the number of shares subject to options that may be granted thereunder during any fiscal year of the Company to any single employee shall be limited to 100,000 shares (the "Amendment").

  Approval of the proposed Amendment requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company represented and entitled to vote at the Annual Meeting. Shareholder approval of the Amendment is being sought to preserve the Company's ability to deduct in full for federal income tax purposes compensation expense attributable to stock options granted under the 1991 Stock Option Plan. Compensation expense attributable to such stock options granted to specified individuals will be excepted from the $1 million per individual limitation on deductible compensation expense imposed by Section 162(m) of the Internal Revenue Code, so long as shareholder approval of such performance-based compensation plans and any material amendment thereof is obtained. To qualify for the exception to the $1 million limitation, Section 162(m) also requires that performance-based stock option plans, such as the 1991 Stock Option Plan, state a maximum number of shares with respect to which options may be granted to any employee during a specified period. To satisfy this requirement, the Board of Directors has adopted the Amendment and recommends the Company's shareholders vote FOR its approval. If the requisite shareholder vote to approve the Amendment is not obtained, no further awards under the 1991 Stock Option Plan will be granted to any individual who is, or who is determined by the Board of Directors to be reasonably likely to become, a covered employee within the meaning of Section 162(m), which would include several of the Company's executive officers. The Board believes the resultant curtailment of competitive stock option compensation to the Company's executive officers would seriously impair its ability to attract and retain them.

  The following is a description of the 1991 Stock Option Plan, as amended, as proposed hereby.

  The Company originally adopted the 1991 Stock Option Plan effective December 18, 1991. Under the 1991 Stock Option Plan, the Company may grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, as well as nonqualified options. All employees and consultants of the Company, including Mr. Key and the other executive officers, are eligible to participate in the 1991 Stock Option Plan which is administered by the Compensation Committee of the Board of Directors. The Committee selects the optionees and determines: (i) the amount of Common Stock subject to each option; (ii) the vesting schedule of the option; (iii) the exercise price (which, in the case of incentive stock options, cannot be less than 100% of the fair market value on the date of grant); and (iv) the duration of the option (which, in the case of incentive stock options, cannot exceed 10 years). Pursuant to the Amendment, the number of shares subject to options that the Company may grant during any fiscal year to any one employee under the 1991 Stock Option Plan is limited to 100,000. All options are non-transferable other than by will or the laws of descent and distribution, and incentive stock options are exercisable during the lifetime of the optionee only while the optionee is in the employ of the Company, or within three months (one year in the case of disability) after termination of employment. If an optionee dies, the option is exercisable not later than one year from the date of death to the extent the optionee was entitled to exercise the option on the date of death.

  Amendments to the 1991 Stock Option Plan (i) to increase the total number of shares reserved for options, (ii) to reduce the exercise price of any incentive stock option below the exercise price at the time of its award,
(iii) to modify its eligibility provision or (iv) to materially increase the benefits accruing to participants, require the approval of the Company's shareholders. All other amendments may be made, from time to time, by the Board of Directors. The Company's shareholders approved amendments to the 1991 Stock Option Plan in 1993, 1994 and in 1997 which increased to 3,500,000 the number of shares of Common Stock authorized to be reserved for options thereunder.

  From the inception of the 1991 Stock Option Plan to December 31, 1997, the Compensation Committee has granted options thereunder to executive officers and employees for 2,691,643 shares of Common Stock, net of subsequent forfeitures, leaving 808,357 shares reserved for future option grants thereunder. The expiration date for all options granted is ten years from the respective grant date, and all options granted become exercisable 20% per year commencing with the first anniversary of the grant date. The option exercise prices have reflected the adjusted fair market value of the underlying shares at each grant date which ranged from $3.75 to $26.625. On December 31, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange was $28.25 per share.

  The following table sets forth information regarding stock options granted to date (net of forfeitures) under the 1991 Stock Option Plan, including the most recent November 1997 grants and including stock options that have been exercised, to (i) each of the Company's executive officers named in the Summary Compensation Table set forth on page 11, (ii) all executive officers of the Company as a group (non-employee Directors are not eligible to receive stock options under the 1991 Stock Option Plan) and (iii) all employees of the Company, other than executive officers, as a group.

                                        OPTIONS GRANTED     WEIGHTED AVERAGE
   NAME OF PERSON OR GROUP              (NO. OF SHARES) EXERCISE PRICE PER SHARE
   -----------------------              --------------- ------------------------
   Derrick N. Key......................      272,000            $13.3139
   A. Donald O'Steen...................      128,000            $12.9668
   Martin S. Headley...................       28,000            $23.9018
   Larry K. Christensen................       82,000            $11.6906
   Nigel W. Crocker....................       82,000            $11.6906
   All executive officers as a group...      737,000            $13.0338
   All other employees as a group......    1,954,643            $14.8508

  The Board of Directors recommends that its shareholders vote FOR the proposed Amendment. Proxies received which contain no instructions to the contrary will be voted FOR the Amendment. The affirmative vote of holders of shares of Common Stock having, in the aggregate, a majority of the votes of all shares present or represented by proxy and entitled to be cast on the proposed Amendment is required for its approval.

FEDERAL INCOME TAX CONSEQUENCES

  The rules governing the income tax treatment of options and stock acquired upon the exercise of options are quite technical. Therefore, the description of income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as their interpretations, and their application may vary in individual circumstances. Finally, the income tax consequences under applicable foreign, state and local income tax laws may not be the same as under the U.S. federal income tax laws.

  Incentive options granted pursuant to the 1991 Stock Option Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option; any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under theses circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive stock options or the transfer of shares upon their exercise. Under current law, long-term capital gains for noncorporate taxpayers are generally subject to a maximum federal income tax rate of 28%.

  If shares subject to incentive stock options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain to the participant.

  A participant who acquires shares by exercise of a nonqualified stock option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax withholding requirements.

                               OTHER INFORMATION

           VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP

  To assure that your shares will be represented at the Annual Meeting, please complete, sign and return the enclosed Proxy in the envelope provided for that purpose whether or not you expect to attend. Shares represented by a valid Proxy will be voted as specified.

  Any shareholder, without affecting any vote previously taken, may revoke a proxy by a later-dated proxy or by giving notice of revocation to the Company in writing addressed to the Secretary of the Company at 160 Ben Burton Road, Bogart, Georgia 30622.

  As described below, the number of votes that each shareholder will be entitled to cast at the meeting will depend on when the shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's shares. Stock dividend shares received pursuant to the Company's August 1997 2-for-1 stock splits shall be entitled the same number of votes as the original shares with respect to which the dividend shares were distributed.

  Yellow proxy cards are being furnished to shareholders whose shares of Common Stock are held by brokers or banks or in nominee name. Shareholders receiving yellow proxy cards are requested to confirm to the Company how many of the shares they own as of December 31, 1997 were beneficially owned on or before December 31, 1993, entitling such shareholder to five votes per share, and how many were acquired after December 31, 1993, entitling such shareholder to one vote per share. IF NO CONFIRMATION OF BENEFICIAL OWNERSHIP IS RECEIVED FROM A SHAREHOLDER AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE ANNUAL MEETING, IT WILL BE DEEMED BY THE COMPANY THAT BENEFICIAL OWNERSHIP OF ALL SHARES WAS EFFECTED AFTER DECEMBER 31, 1993, AND THE SHAREHOLDER WILL BE ENTITLED TO ONE VOTE FOR EACH SHARE. If a shareholder provides incorrect information, he may provide correct information at any time at least three (3) business days prior to the voting of his shares at the Annual Meeting.

  Blue proxy cards are being furnished to individual shareholders of record on December 31, 1997 whose shares of Common Stock on the records of the Company show the following:

  (i) that such shareholder had beneficial ownership of such shares on or before December 31, 1993, and there has been no change since that date, thus entitling such shareholder to five votes for each share; or

  (ii) that beneficial ownership of such shares was effected after December 31, 1993, thus entitling such shareholder to one vote for each share; or

  (iii) that the dates on which beneficial ownership of such shares was effected are such that such shareholder is entitled to five votes for some shares and one vote for other shares.

  Printed on the blue proxy card for each individual shareholder of record is the number of shares of Common Stock for which he is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.

  Shareholders are urged to review the number of shares shown on their blue proxy cards in the five-vote and one-vote categories. If the number of shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose such notice along with his blue proxy card in the postage-paid, return envelope, or mail such notice directly to the Company at the address indicated above. The shareholder should identify the shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired by him. Any such notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

  In certain cases, record ownership may change but beneficial ownership for voting purposes does not change. The Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of shares of Common Stock. Shareholders should consult the pertinent provision of the Certificate of Incorporation attached as Annex A for those exceptions.

  By resolution duly adopted by the Board of Directors of the Company pursuant to subparagraph (v) of Article 4, of paragraph B of the Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled.

    (i) The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the period following December 31, 1993 and until the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action at the Annual Meeting (December 31, 1997). Such statement may be abbreviated to state only the number of shares as to which such shareholder is entitled to exercise five votes or one vote.

    (ii) In the event the General Counsel of the Company, in his sole discretion, taking into account the standards set forth in the Company's Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during such period preceding the record date, he may require such additional evidence and, until it is provided in form and substance satisfactory to him, a change in beneficial ownership during such period shall be deemed to have taken place.

    (iii) Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three (3) business days prior to any meeting of shareholders at which such shares are to be voted for any change to be effective at such meeting.

                             INDEPENDENT AUDITORS

  The firm of KPMG Peat Marwick LLP provided assorted accounting, tax and consulting services to the Company and served as the Company's independent auditors for fiscal 1997. One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance. Consistent with its customary practice, the Board of Directors expects to appoint its independent auditors for fiscal 1998 at an undetermined time following the Annual Meeting.

                    SHAREHOLDER PROPOSALS FOR PRESENTATION
                          AT THE 1999 ANNUAL MEETING

  If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders scheduled to be held on February 26, 1999, the proposal must be sent by Certified Mail-Return Receipt Requested and must be received at the executive offices of the Company, 160 Ben Burton Road, Bogart, Georgia 30622;
Attn: General Counsel, no later than September 18, 1998. All proposals must conform to the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned Annual Meeting, it is the intention of the proxies named in the enclosed Proxy to vote according to their best judgment.

                                          By the Order of the Board of
                                          Directors

                                          Shanler D. Cronk
                                          Secretary

Dated: January 16, 1998

                                                                        ANNEX A

                      SUBPARAGRAPH B OF ARTICLE 4 OF THE
            CERTIFICATE OF INCORPORATION OF ROPER INDUSTRIES, INC.

  B. (i) EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION; EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

  (ii) A CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE
FOLLOWING:

    (a) VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK;

    (b) INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK;

    (c) THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK; OR

    (d) THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

  (iii) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (ii) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK:

    (a) IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (v) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED (1) WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON AND (2) UPON THE ISSUANCE OF SHARES IN A PUBLIC OFFERING;

    (b) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION (v) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES (ii)
  (a) THROUGH (ii) (d), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE FEBRUARY 12, 1992 FOR ANY PERIOD ENDING ON OR BEFORE FEBRUARY 12, 1992), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD;

    (c) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN; OR

    (d) IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

  (iv) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

    (a) ANY EVENT THAT OCCURRED PRIOR TO FEBRUARY 12, 1992 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON FEBRUARY 12, 1992 AND TO WHICH HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER FEBRUARY 12, 1992 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (iv) (f) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE;

    (b) ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISIONS OF THIS ARTICLE FOURTH;

    (c) ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT;

    (d) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS;

    (e) ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER;

    (f) ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY OTHER THAN IN A PUBLIC OFFERING THEREOF, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER;

    (g) ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14, OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED;

    (h) ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND A PERSON CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR;

    (i) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON);

    (j) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO FEBRUARY 12, 1992; OR

    (k) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST INSTRUMENT; PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

  (v) FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGES IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATIONS SHALL BE ESTABLISHED AND MAY BE AMENDED, FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

  (vi) IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

  (vii) EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

LOGO

                             ROPER INDUSTRIES, INC.
 THIS PROXY FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

  The undersigned instructs that this Proxy be voted as marked.

                                             ----------------------------------

                                             ----------------------------------
                                                Signature of Shareholder(s)

                                             Please sign your name as it ap-
                                             pears on this Proxy. In case of
                                             multiple or joint ownership, all
                                             should sign. When signing as at-
                                             torney, executor, administrator,
                                             trustee or guardian give full ti-
                                             tle as such.

                                             Date: ______________________, 1998

                                                 (Continue on Reverse Side)

LOGO
UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION
 AS DIRECTORS OF THE NOMINEES LISTED BELOW AND (II) FOR THE PROPOSED AMENDMENT
                         OF THE 1991 STOCK OPTION PLAN.

  At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on February 20, 1998 at 12 noon at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 and all meeting adjournments, Derrick N. Key and Martin
S. Headley and each of them are authorized to represent me and vote may shares on the following:

 1. The election of four (4) Directors. The nominees are:
  W. Lawrence Banks, Luitpold von Braun, John F. Fort III, Wilbur J. Prezzano [_]For all nominees listed above.
  [_]For all nominees listed above except those selected nominees written on the line below:
--------------------------------------------------------------------------------
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided above).

  [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

 2. To approve the proposed amendment of the 1991 Stock Option Plan to limit to 100,000 the number of shares of the Company's Common Stock for which options may be granted to any single employee during any fiscal year.

  [_] FOR       [_] AGAINST       [_] ABSTAIN

 3. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before this meeting.

  [_] FOR       [_] AGAINST       [_] ABSTAIN

                             ROPER INDUSTRIES, INC.
     EMPLOYMENT RETIREMENT SAVING PLAN PARTICIPANT VOTING PREFERRED FOR THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

  The undersigned instructs the Plan Trustee of his/her preference that the shares of Roper Industries, Inc. Common Stock held in his/her Plan accounts as of the Annual Meeting record date be voted as indicated.

                                             ----------------------------------
                                               Signature of Plan Participant
                                                (Please sign your name as it
                                                          appears
                                                      on this Proxy.)

                                             ----------------------------------
                                                    Social Security No.

                                             Date: ______________________, 1998
                                                 (Continue on Reverse Side)

UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION
                 AS DIRECTORS OF THE NOMINEES LISTED BELOW AND
         (II) FOR THE PROPOSED AMENDMENT OF THE 1991 STOCK OPTION PLAN.

  At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on February 20, 1998 at 12 noon at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 and all meeting adjournments, Derrick N. Key and Martin
S. Headley and each of them are authorized to represent me and vote may shares on the following:

 1. The election of four (4) Directors. The nominees are:
  W. Lawrence Banks, Luitpold von Braun, John F. Fort III, Wilbur J. Prezzano
  [_] For all nominees listed above.
  [_] For all nominees listed above except those selected nominees written on the line below:
--------------------------------------------------------------------------------
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided above).

  [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

 2. To approve the proposed amendment of the 1991 Stock Option Plan to limit to 100,000 the number of shares of the Company's Common Stock for which options may be granted to any single employee during any fiscal year.

  [_] FOR    [_] AGAINST    [_] ABSTAIN

 3. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before this meeting.

  [_] FOR    [_] AGAINST    [_] ABSTAIN

                             ROPER INDUSTRIES, INC.
THIS PROXY FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS IS SOLICITEDON BEHALF OF
                             THE BOARD OF DIRECTORS

                              VOTING CONFIRMATION
Please provide the number of shares beneficially owned for each category as of December 31, 1997.
         shares beneficially owned ON or BEFORE December 31, 1993 entitled to five votes each.

         shares beneficially owned and acquired AFTER December 31, 1993 entitled to one vote each.
If no confirmation is provided, all shares voted will be entitled to one vote each.
                                             The undersigned instructs that
                                             this Proxy be voted as marked.

                                             ----------------------------------

                                             ----------------------------------
                                                Signature of Shareholder(s)

                                             Please sign your name as it ap-
                                             pears on this Proxy, in case of
                                             joint ownership, all should sign.
                                             When signing as attorney, execu-
                                             tor, administrator, trustee or
                                             guardian, give full title as
                                             such.

                                             Date: ______________________, 1998
                                                (continued on reverse side)

UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION
                 AS DIRECTORS OF THE NOMINEES LISTED BELOW AND
         (II) FOR THE PROPOSED AMENDMENT OF THE 1991 STOCK OPTION PLAN.

  At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on February 20, 1998 at 12 noon at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 and all meeting adjournments, Derrick N. Key and Martin
S. Headley and each of them are authorized to represent me and vote may shares on the following:

 1. The election of four (4) Directors. The nominees are:
  W. Lawrence Banks, Luitpold von Braun, John F. Fort III, Wilbur J. Prezzano
  [_] For all nominees listed above.
  [_] For all nominees listed above except those selected nominees written on the line below:
--------------------------------------------------------------------------------
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided above).

  [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

 2. To approve the proposed amendment of the 1991 Stock Option Plan to limit to 100,000 the number of shares of the Company's Common Stock for which options may be granted to any single employee during any fiscal year.

  [_] FOR    [_] AGAINST    [_] ABSTAIN

 3. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before this meeting.

  [_] FOR    [_] AGAINST    [_] ABSTAIN